UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2016

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2017, the board of directors of Trinity Capital Corporation (the "Company") appointed Tony Scavuzzo and James F. Deutsch as members of the Company's board of directors, effective immediately.  Mr. Scavuzzo will serve as the director representative for Castle Creek Capital Partners VI, LP ("Castle Creek") and Mr. Deutsch will serve as the director representative for Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together with Patriot Financial Partners II, L.P., "Patriot") pursuant to the Stock Purchase Agreement, dated September 8, 2016, among the Company, Castle Creek, Patriot and Strategic Value Bank Partners, L.P. (the "Agreement").  Messrs. Scavuzzo and Deutsch were also appointed to the board of directors of Los Alamos National Bank, the Company's wholly owned subsidiary, effective January 30, 2017.  The Agreement provides that each of Castle Creek and Patriot is entitled to have one representative appointed to the Company's board of directors for so long as it, together with its respective affiliates, owns, in the aggregate, 5% or more of all of the outstanding shares of the Company's common stock.

Mr. Scavuzzo is a Principal at Castle Creek, an alternative asset management firm.  Mr. Scavuzzo is responsible for the identification and evaluation of investment opportunities, transaction execution, and portfolio company monitoring.  Prior to joining Castle Creek Capital in 2009, Mr. Scavuzzo worked in an operating role for the Chief Executive Officer at MB Financial Bank in Chicago, Illinois where he was responsible for evaluation of merger and acquisition opportunities and capital investment strategy. He currently serves as a director at multiple banking institutions, including MBT Financial Corp.

Mr. Deutsch is a Partner at Patriot Financial Partners, L.P., a private equity firm focused on investing in community banks, thrifts and financial services related companies throughout the United States.  Prior to joining Patriot Financial Partners, L.P., Mr. Deutsch served as the President and CEO of Team Capital Bank, a private institution headquartered in Bethlehem, Pennsylvania.  He currently serves on the boards of directors of Sterling Bancorp, Cape Bancorp, Inc. and Avenue Financial Holdings, Inc.

Mr. Scavuzzo will serve as a Class I director, which class will stand for re-election at the Company's 2019 Annual Meeting of Stockholders.  Mr. Scavuzzo will also serve on the Compensation Committee and Enterprise Risk Management Committee of the Company's board of directors.

Mr. Deutsch will serve as a Class III director, which class will stand for re-election at the Company's 2018 Annual Meeting of Stockholders.  Mr. Deutsch will also serve on the Compensation Committee and Enterprise Risk Management Committee of the Company's board of directors.

Upon their appointment to the Company's board of directors, Messrs. Scavuzzo and Deutsch became entitled to the standard compensation that the Company provides to its non-employee directors, which is described in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the "Commission") on October 31, 2016.  In addition, Messrs. Scavuzzo and Deutsch were awarded a grant of 250 shares of the Company's common stock in connection with their appointment.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2016 Annual Meeting of Stockholders on January 25, 2017 (the "Annual Meeting").  There were 9,187,541 shares of the Company's common stock outstanding on the record date and entitled to vote at the Annual Meeting and 6,735,314 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Annual Meeting.  The stockholders of the Company voted on and approved the following proposals, which are described in more detail in the Company's Definitive Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Stockholders filed by the Company with the Commission on December 22, 2016 (the "Proxy Statement"):

(1)
To elect as directors the three Class III nominees named in the Proxy Statement to serve until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal.  Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
James E. Goodwin, Jr.	5,998,639	736,675	0
Jeffrey F. Howell	5,965,638	769,676	0
Arthur B. Montoya, Jr.	5,955,078	780,236	0

(2)
To elect as directors the two Class I nominees named in the Proxy Statement to serve until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal.  Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory ("Gregg") A. Antonsen	5,956,367	778,947	0
Charles A. Slocomb	5,925,144	810,710	0

(3)	To approve an amendment to the Company's Articles of Incorporation to authorize a class of non-voting common stock, as described in the Proxy Statement. Final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,138,774	544,251	52,289	0

(4)	To conduct a non-binding advisory vote on the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. Final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,641,995	999,898	93,421	0

(5)	To ratify the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. Final voting results were as follows:

Votes For	Votes Against	Abstentions
6,486,530	150,790	97,944

Item 8.01	Other Events

At the Annual Meeting, the Company gave a presentation to attendees regarding its financial condition and business operations. A copy of the presentation to attendees at the Annual Meeting is attached hereto as Exhibit 99.1.
Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

99.1	Annual Meeting Presentation, dated January 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: January 30, 2017	By:	/s/ John S. Gulas
John S. Gulas
Chief Executive Officer and President